SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 18, 2008

mPHASE TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

New Jersey	000-24969	22-2287503
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Identification No.)		Incorporation)

587 Connecticut Ave., Norwalk, CT 06854-0566
(Address of Principal Executive Offices) (ZIP Code)

Registrant's telephone number, including area code: (203) 838-2741

Item 3.02 Unregistered Sale of Securities

On September 12, 2008, mPhase Technologies, Inc (the "Company"), a New Jersey corporation, entered into a Securities Purchase Agreement with La Jolla Cove Investors pursuant to Rule 506 of Regulation D of the Securities Act of 1933, as amended, in connection with the issuance of a 7.25% Convertible Debenture in the principal amount of $2,000,000. The maturity date of the Debenture is September 30, 2011. The Company will receive $200,000 of cash funding up front plus a $1,800,000 Secured Promissory Note with an interest rate of 8.25%. The Convertible Debenture is convertible into the Company’s common stock at a conversion price equal to the lesser of $.35 per share or 80% of the average of the 3 lowest Volume Weighted Average Prices during the 20 days prior to the holders election to convert.

Item 9.01 Financial Statements and Exhibits

The information set forth above is qualified in its entirety by reference to the actual terms of the Securities Purchase Agreement, Convertible Debenture and Secured Promissory Note attached hereto as Exhibit 99.1, and incorporated herein by reference.

Exhibit	Description

99.1	Documents

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

mPHASE TECHNOLOGIES

By:	/s/ Martin S. Smiley
Martin S. Smiley
Executive Vice President,
Chief Financial Officer and
General Counsel

Date: September 18, 2008